Press Release

Contact:	Catherine J. Mathis, 212-556-1981; E-mail: mathis@nytimes.com This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY REPORTS JUNE
AD REVENUE AND VOLUME FOR ITS NEWSPAPER GROUP

NEW YORK, July 15, 2003 – The New York Times Company announced today that advertising revenue for the Company's Newspaper Group in June 2003 increased 4.6% compared with the results for the same month last year.

Including the results of the International Herald Tribune (IHT), which was acquired by the Company on January 1, 2003, advertising revenue for the Newspaper Group rose 6.6% for the month.

Advertising results for June were as follows:

•	The New York Times
Advertising revenue for The New York Times, excluding the IHT, increased 3.5% for June 2003 compared with June 2002. National advertising revenue rose on strength in transportation and telecommunications advertising. Retail advertising was on a par with last year as growth in department store and home manufacturer store advertising offset softness in the fine arts and mass market/chain store categories. Classified advertising revenue decreased due to weakness in help wanted, which offset growth in automotive and real estate advertising.
•	New England Newspaper Group
Advertising revenue for the New England Newspaper Group increased 8.9% for June 2003 compared with June 2002. National advertising revenue was unusually strong with increases in most major categories including travel, telecommunications, technology, entertainment and national automotive advertising. Retail advertising revenue increased because of strength in sporting goods and home-related store advertising. Preprint revenue rose due to increased volume in retail preprints. Classified advertising revenue increased as gains in real estate offset continued softness in the help-wanted category.
•	Regional Newspaper Group
Advertising revenue for the Regional Newspaper Group increased 2.1% for June 2003 compared with June 2002. National advertising revenue increased as a result of additional telecommunications and national automotive advertising. Preprint revenue rose on growth in retail preprints in the drug store, home improvement, department store and discount store categories, and national preprints. Retail advertising revenue declined in large part due to softness in department store, telecommunications and food advertising at the Group's Alabama and California newspapers. Classified advertising revenue decreased as growth in real estate advertising was offset by weakness in automotive and higher rate help-wanted advertising.

The New York Times Company (NYSE: NYT), a leading media company with 2002 revenues of $3.1 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 16 other newspapers, eight network-affiliated television stations, two New York City radio stations and more than 40 Web sites, including NYTimes.com and Boston.com. For the third consecutive year, the Company was ranked No. 1 in the publishing industry in Fortune's 2002 list of America's Most Admired Companies. In 2003 the Company was named by Fortune as one of the 100 Best Companies to Work For. The Company's core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

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Attachments:	June 2003 Advertising Revenue June 2003 Advertising Volume

THE NEW YORK TIMES COMPANY
2003 ADVERTISING REVENUE (a)
JUNE AND YEAR TO DATE

Newspaper Group
Total Advertising Revenue

($ 000's)

	June			Year to Date
			%			%
	2003	2002	Change	2003	2002	Change
The New York Times	$84,535	$81,668	+3.5	$550,341	$535,807	+2.7
New England Newspapers(b)	37,228	34,184	+8.9	220,295	216,629	+1.7
Regional Newspapers	24,464	23,972	+2.1	163,645	160,754	+1.8
Sub-Total	$146,228	$139,824	+4.6	$934,281	$913,190	+2.3
International Herald Tribune(c)	2,780	N/A	N/A	15,824	N/A	N/A
Total Newspaper Group	$149,007	$139,824	+6.6	$950,105	$913,190	+4.0

(a)	Numbers may not add due to rounding.

(b)	The Boston Globe and the Worcester Telegram & Gazette.

(c)	On January 1, 2003, The Times Company, which had owned 50% of the IHT, became its sole owner. Accordingly, advertising revenue of the IHT is included in the results of the Newspaper Group. Based on full-year 2002 unaudited financial statements, IHT total revenues were approximately $80 million, about half of which were advertising revenue.

THE NEW YORK TIMES COMPANY
2003 ADVERTISING REVENUE (a)
SECOND QUARTER

Newspaper Group
Total Advertising Revenue

($ 000's)

	Second Quarter
			%
	2003	2002	Change
The New York Times	$273,604	$269,773	+1.4
New England Newspapers(b)	116,013	113,052	+2.6
Regional Newspapers	82,656	81,649	+1.2
Sub-Total	$472,273	$464,474	+1.7
International Herald Tribune(c)	7,611	N/A	N/A
Total Newspaper Group	$479,884	$464,474	+3.3

(a)	Numbers may not add due to rounding.

(b)	The Boston Globe and the Worcester Telegram & Gazette.

(c)	On January 1, 2003, The Times Company, which had owned 50% of the IHT, became its sole owner. Accordingly, advertising revenue of the IHT is included in the results of the Newspaper Group. Based on full-year 2002 unaudited financial statements, IHT total revenues were approximately $80 million, about half of which were advertising revenue.

THE NEW YORK TIMES COMPANY
2003 ADVERTISING REVENUE 1
(Inches in thousands, Preprints in thousands of copies)
JUNE AND YEAR TO DATE

The New York Times2

	June			Year to Date
	2003	2002	% Change	2003	2002	% Change
Retail	27.9	30.4	-8.3	187.0	200.5	-6.7
National	97.3	101.7	-4.4	651.9	663.9	-1.8
Classified	57.2	59.0	-3.0	333.1	359.9	-7.4
Total ROP	182.4	191.1	-4.6	1,172.0	1,224.3	-4.3

Part Run/ Zoned	64.5	63.0	+2.4	421.7	447.7	-5.8
Total	246.9	254.1	-2.8	1,593.8	1,672.0	-4.7

Preprints	34,147	38,638	-11.6	241,007	241,450	-0.2

New England Newspaper Group3

	June			Year to Date
	2003	2002	% Change	2003	2002	% Change
Retail	59.6	64.7	-7.7	370.9	396.2	-6.4
National	64.7	60.7	+6.6	374.4	402.8	-7.1
Classified	126.4	129.6	-2.5	787.9	806.4	-2.3
Total ROP	250.7	255.0	-1.7	1,533.2	1,605.4	-4.5

Part Run/ Zoned	106.3	85.3	+24.7	630.1	501.2	+25.7
Total	357.0	340.3	+4.9	2,163.3	2,106.6	+2.7

Preprints	76,448	75,486	+1.3	506,407	461,558	+9.7

Regional Newspaper Group

	June			Year to Date
	2003	2002	% Change	2003	2002	% Change
Retail	400.6	419.0	-4.4	2,653.6	2,770.1	-4.2
National	25.1	20.2	+24.2	160.8	114.8	+40.0
Classified	571.4	565.8	+1.0	3,638.1	3,544.2	+2.6
Legal	23.5	23.8	-1.3	223.3	244.2	-8.6
Total	1,020.6	1,028.8	-0.8	6,675.8	6,673.3	0.0

Preprints	82,000	78,841	+4.0	590,532	537,355	+9.9

International Herald Tribune (IHT)4: For June, linage was 9,181 inches and for the YTD, linage was 54,776 inches.

THE NEW YORK TIMES COMPANY
2003 ADVERTISING VOLUME1
(Inches in thousands, Preprints in thousands of copies)
SECOND QUARTER

The New York Times2

	Second Quarter
	2003	2002	% Change
Retail	99.4	107.6	-7.7
National	316.4	330.7	-4.3
Classified	173.1	185.8	-6.8
Total ROP	588.9	624.1	-5.6

Part Run/ Zoned	210.5	218.2	-3.5
Total	799.4	842.4	-5.1

Preprints	121,625	124,583	-2.4

New England Newspaper Group3

	Second Quarter
	2003	2002	% Change
Retail	199.3	214.4	-7.0
National	194.8	198.7	-2.0
Classified	400.3	419.8	-4.7
Total ROP	794.4	832.9	-4.6

Part Run/ Zoned	350.0	282.8	+23.8
Total	1,144.4	1,115.7	+2.6

Preprints	264,125	254,813	+3.7

Regional Newspaper Group

	Second Quarter
	2003	2002	% Change
Retail	1,328.5	1,393.2	-4.6
National	84.0	60.3	+39.4
Classified	1,853.8	1,847.0	+0.4
Legal	150.7	167.2	-9.9
Total	3,417.0	3,467.7	-1.5

Preprints	292,377	270,797	+8.0

International Herald Tribune (IHT)4: For the second quarter, linage was 26,523 inches.

Footnotes:

1	Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit. Numbers may not add due to rounding.

2	The New York Times sells advertising by category. It defines Retail, National and Classified as follows:

Retail - Coupon Advertising, Department Stores, Fashion/Jewelry Stores, Fine Arts, Home Furnishings Stores, Mass Market Stores and Restaurants

National - Advocacy, Alcoholic Beverages, American Fashion, Banking, Books, Corporate, Cosmetics, Direct Response, Education, Entertainment, Financial, Healthcare/Pharmaceuticals, Home Furnishing Manufacturers, Hotels/Resorts, International Country Advertorial, International Fashion, Live Entertainment, Media, Packaged Goods, Technology Products, Telecommunications and Transportation/Travel

Classified - Automotive, Help Wanted, Real Estate and General

Zoned - The New York Times also offers advertisers multiple zoned buying options primarily in its New York metropolitan market. This includes Retail, National or Classified advertising that is purchased by zip code or by a defined geographic area (Connecticut/Westchester, Long Island, Manhattan or New Jersey).

3	The Boston Globe and Worcester Telegram & Gazette.

4	On January 1, 2003, The New York Times Company, which had owned 50% of the IHT, became its sole owner. Accordingly, advertising revenue of IHT is included in the results of the Newspaper Group. Based on full-year 2002 unaudited financial statements, IHT total revenues were approximately $80 million, about half of which were advertising revenue.